LIFEVANTAGE ANNOUNCES FISCAL YEAR 2010 FINANCIAL AND OPERATING RESULTS
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Company Reports Revenue Increased 177% from Last Fiscal Year

Conference call scheduled for September 21, 2010 at 1:30pm (Pacific Time)

San Diego, CA, September 16, 2010, LifeVantage Corporation (OTCBB: LFVN), the maker of Protandim®, a patented dietary supplement that has been shown in a clinical trial to reduce the age-dependent increase in markers of oxidative stress, announced today fiscal year 2010 financial and operating results.

The Company recorded net revenues of $11.5 million and a net loss of ($11) million, or ($0.19) per share, for its year ended June 30, 2010. For its year ended June 30, 2009, the Company recorded net revenues of $4.1 million and a net loss of ($9.1) million or ($0.23) per share. The Company is also presenting selected unaudited quarterly financial data, to highlight the Company’s progress in growing revenues while managing cost of goods and operating expenses.

“During the past fiscal year we have made significant progress under the network marketing model, seeing our net revenue increase by approximately 177% compared to our last fiscal year,” stated David W. Brown, President & CEO. “All of our significant revenue markers, distributor enrollment, preferred customer enrollment, autoship orders, and spot revenues are up, as our distributor ranks grow and our strategy of identifying, training, and supporting distributor leaders as they build large, strong sales organizations appears to be working well.”

“Our quarterly revenue increased from $1.9 million in Q1 to over $4.4 million in Q4, while we simultaneously reduced our total operating expenses from $4.6 million in Q1 to just under $4 million in Q4. This reduced our quarterly operating loss from over $3 million in Q1, compared to under $300 thousand in Q4,” stated Carrie E. Carlander, CFO. “The funds raised in fiscal 2010 allowed us to rapidly grow our business, providing us a platform, as we enter fiscal year 2011, that we believe will enable us to begin generating sustainable cash flows and operating profits.”

Conference Call Information

The Company will hold a conference call on September 21, 2010 at 1:30pm Pacific time (4:30pm Eastern time) to discuss fourth fiscal quarter 2010 financial and operating results and provide an update on its business. David W. Brown, President & Chief Executive Officer, is scheduled to lead the call and will be joined by Carrie E. Carlander, Chief Financial Officer.

The conference call may be accessed by dialing (877) 719-9788 for domestic callers and entering the pass code 4872029. The webcast will be available live via the Internet by accessing the Investors section of LifeVantage’s website at http://www.lifevantage.com/investor-profile.aspx. Replays of the webcast will be available on LifeVantage’s website for 30 days and a phone replay will be available through September 26th, 2010 by dialing 888-203-1112 and entering the pass code 4872029.

About Protandim®
Protandim® is a patented dietary supplement that has been shown in a clinical trial to reduce the age-dependent increase in markers of oxidative stress, and has also been shown to provide substantial benefits to combat the variety of negative health effects caused by oxidative stress. Under the Dietary Supplement Health and Education Act, Protandim® is considered a “dietary supplement”. LifeVantage is not promoting the use of Protandim® for the prevention of cancer. Protandim® is not intended for the prevention, diagnosis, treatment, mitigation or cure of any disease. For more information about Protandim®, visit www.LifeVantage.com.

About LifeVantage Corporation
LifeVantage Corporation is a publicly traded (OTCBB: LFVN), dietary supplement company that seeks to enhance life through anti-aging and wellness products while creating business opportunities. Founded in 2003 and based in San Diego, CA, LifeVantage currently offers two products backed by science: Protandim®, a dietary supplement that combats oxidative stress, and LifeVantage TrueScience™ Anti-Aging Cream, a scientifically-based skin care product. For more information, visit www.LifeVantage.com.

Forward Looking Statements

Statements in this document, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and similar expressions generally identify these forward-looking statements. Forward-looking statements in this document include, among other things, statements regarding future operations and operating income. These statements are not guarantees of future performance and involve certain risks and uncertainties. Actual results could differ materially due to factors such as: the success of our network marketing sales channel; third party actions involving our network marketing sales channel; product liability claims; future laws that may hinder or prohibit the production or sale of our products; unfavorable publicity about our products or our industry; and other risk factors disclosed in our filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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Investor Relations Contact:
Ioana C. Hone
(858) 312-8000 Ext. 4

LIFEVANTAGE CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended,

	June 30, 2010	June 30, 2009

Sales, net	$11,478,460	$4,141,304
Cost of sales	1,905,992	852,804

Gross profit	9,572,468	3,288,500
Operating expenses:
Sales and marketing	8,481,496	4,107,768
General and administrative	7,765,331	6,588,414
Research and development	392,691	224,366
Depreciation and amortization	254,902	173,030

Total operating expenses	16,894,420	11,093,578

Operating (loss)	(7,321,952)	(7,805,078)
Other income and (expense):
Interest expense, net	(6,828,049)	(1,309,556)
Change in fair value of derivatives	3,101,673	—

Total other (expense) income	(3,726,376)	(1,309,556)

Net (loss)	$(11,048,328)	$(9,114,634)

Net (loss) per share, basic and diluted	$(0.19)	$(0.23)

Weighted average shares outstanding, basic and diluted	57,373,483	40,360,592

The Notes included in the Form 10-K for the year ended June 30, 2010 are an integral part of these financial statements.

LIFEVANTAGE CORPORATION AND SUBSIDIARY
SELECTED FINANCIAL DATA (UNAUDITED)

	For the quarters ended,
	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010
Sales, net	$1,857,997	$2,455,646	$2,723,807	$4,441,010
Cost of sales	312,974	411,824	447,797	733,397

Gross profit	1,545,023	2,043,822	2,276,010	3,707,613

Operating expenses:
Sales and marketing	2,012,166	1,962,590	1,877,073	2,629,667
General and administrative	2,381,156	2,548,891	1,618,591	1,216,693
Research and development	106,892	118,522	69,863	97,414
Depreciation and amortization	53,298	93,475	53,960	54,169

Total operating expenses	4,553,512	4,723,478	3,619,487	3,997,943

Operating (loss)	$(3,008,489)	$(2,679,656)	$(1,343,477)	$(290,330)

LIFEVANTAGE CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	June 30, 2010	June 30, 2009
ASSETS
Current assets
Cash and cash equivalents	$1,637,676	$608,795
Restricted Cash	—	259,937
Marketable securities, available for sale	340,000	520,000
Accounts receivable, net	401,597	648,116
Equity raise receivable	—	119,750
Inventory	493,858	740,014
Prepaid expenses and deposits	153,864	89,220

Total current assets	3,026,995	2,985,832
Long-term assets
Marketable securities, available for sale	85,000	130,000
Property and equipment, net	196,353	274,741
Intangible assets, net	2,045,471	2,175,281
Deferred debt offering costs, net	844,792	83,023
Deposits	28,613	66,795

TOTAL ASSETS	$6,227,224	$5,715,672

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable	$770,941	$2,029,290
Commissions payable	591,035	121,635
Reserve for sales returns	343,937	68,542
Other accrued expenses	809,507	631,847
Customer deposits	34,797	—
Escrow for equity offering	—	259,937
Revolving line of credit and accrued interest	433,985	581,444
Short-term derivative liabilities	1,444,331	—
Short-term convertible debt, net of discount	702,361	—
Capital lease obligations, current portion	—	41,490

Total current liabilities	5,130,894	3,734,185
Long-term liabilities
Deferred rent	27,191	23,677
Derivative liabilities	17,123,119	8,429,710
Convertible debt, net of discount	121,014	382,194

Total liabilities	22,402,218	12,569,766

Commitments and contingencies
Stockholders’ (deficit) equity
Preferred stock — par value $.001, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, — par value $.001, 250,000,000 shares authorized and 61,494,849 and 53,968,628 issued and outstanding as of June 30, 2010 and 2009, respectively	61,495	53,969
Additional paid-in capital	21,457,145	16,964,927
Accumulated (deficit)	(37,661,857)	(23,872,990)
Currency translation adjustment	(31,777)	—

Total stockholders’ (deficit) equity	(16,174,994)	(6,854,094)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$6,227,224	$5,715,672

The Notes included in the Form 10-K for the year ended June 30, 2010 are an integral part of these financial statements.